SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 17, 2019

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9800 Pyramid Court, Suite 400, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EVOL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2019, Evolving Systems, Inc. (“Company”) entered into an employment agreement with its CEO, Matthew Stecker (the “Executive”).

Pursuant to the employment agreement, the Company and the Executive agreed to the following:

•                  The Executive will receive annual base salary of $300,000 and be eligible for incentive compensation of between 20% and 50% of his base compensation upon achievement of quarterly and annual incentive compensation targets established by Evolving Systems’ Board of Directors.

•                  The Executive will receive 5 weeks of annual Paid Time Off (PTO).

•                  The Executive will be employed “at-will.”

•                  If the Company terminates the employment of Executive for reasons other than cause or disability, or the Executive resigns for “Good Reason,” as defined in the employment agreement, the Company will pay the Executive severance equal to 12 months of the executive’s base salary and 100% of the Executive’s target incentive compensation (referred to in the employment agreement as “Base Severance). The Company will also pay a proportionate amount of the Executive’s health and dental insurance premiums, based upon the same proportion the Company paid at the time the Executive’s employment was terminated, for a period of 12 months, or until the Executive obtains substitute insurance.  Severance and insurance premium payments will be made in equal installments over the 12-month period, based upon the Company’s normal payroll practices.

•                  In the event of the occurrence of a Change in Control, as defined in the employment agreement, 50% of the Executive’s then unvested stock options, stock appreciation rights, shares of restricted stock and any other unvested equity awards, if any, will vest. In addition, in the event the Company terminates Executive’s employment without Cause (as defined in the employment agreement) or Executive resigns for Good Reason within 180 days before or 365 days after a Change of Control, Executive is entitled to receive Base Severance as well as additional severance (referred to in the employment agreements as “Enhanced Severance”) as follows:

•                  Executive, if terminated, will be entitled to additional payments equal to 6 months of his respective base salary and 50% of his target incentive compensation in the year of termination;

•                  The terminated Executive will be entitled to be reimbursed for expenses incurred for tax advice, in an amount not to exceed $7,500;

•                  The terminated Executive’s unvested stock options, shares of restricted stock and any other unvested equity awards will vest.

•                  Executive agreed that following termination of employment he will not compete with the Company (as defined in the employment agreement), or solicit or entice any employee of the Company to leave the employ of the Company or interfere with the Company’s relationship with a customer during the extended period of time that Enhanced Severance is paid.

The full text of the employment agreement is attached as 10.1 to this Current Report on Form 8-K.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

d)                                     Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description
10.1	Employment Agreement entered into between Evolving Systems, Inc. and Matthew Stecker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 23, 2019

Evolving Systems, Inc.

By:	/s/ MARK P. SZYNKOWSKI
Mark P. Szynkowski
Senior Vice President Finance